Exhibit 99.1

Investor Presentation June 2021 NYSE: CLVT

Forward - Looking Statements The accompanying materials contain certain forward - looking statements regarding Clarivate Plc (“ Clarivate or the “Company”), its financial condition and its results of operations, anticipated synergies and other future expectations . Forward - looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, if at all, such performance or results will be achieved . All of these statements, particularly those relating to expected synergies and expected cost savings from the acquisitions of ProQuest, DRG and CPA Global (each as defined herein), are based on estimates and assumptions prepared by the Company’s management as of the date of this presentation that, although the Company believes to be reasonable as of such date, are inherently uncertain . These statements involve risks and uncertainties, including, but not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which the Company operates . Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward - looking statements are more fully discussed under the caption “Risk Factors” in Amendment No . 1 to our Annual Report on Form 10 - K/A for the year ended December 31 , 2020 filed with the U . S . Securities and Exchange Commission (“SEC”) on May 10 , 2021 , along with the documents filed with the SEC and incorporated by reference therein . However, those factors should not be considered to be a complete statement of all potential risks and uncertainties . Forward - looking statements speak only as of the date the statements are made . The Company undertakes no obligation to update or revise any of the forward - looking statements contained herein, whether as a result of new information, future events or otherwise . If the Company does update one or more forward - looking statements, no inference should be drawn that the Company will make any additional updates with respect thereto or with respect to any other forward - looking statements . The pro forma financial information presented herein was based on certain assumptions and estimates, and may not necessarily reflect the results of operations that would have occurred if the Company had completed the acquisitions during the periods presented or the Company’s future results of operations . In addition, the estimated costs and anticipated cost savings presented herein, are based on management’s expectations, beliefs and projections, are subject to change and there can be no assurance that such expectations, beliefs or projections will be achieved . Non - GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Free Cash Flow, and net debt, because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business . Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity . In addition, these financial measures may not be comparable to similar measures used by other companies . In the Appendix to this presentation, we provide further descriptions of these non - GAAP measures and reconciliations of these non - GAAP measures to the corresponding most closely related GAAP measures . Basis of Presentation Certain financial information contained in this presentation, including Clarivate’s LTM 3 / 31 / 2021 pro forma financial information, has not been prepared in accordance with the rules of the SEC and may not reflect all of the adjustments that would be required to comply with the rules promulgated by the SEC . The financial information does not purport to indicate the results that would have been obtained had Clarivate, DRG, CPA Global, and ProQuest been operating as a combined company during the periods presented, or the results that may be realized in any future period .

Key Management Presenters Jerre Stead Executive Chairman & Chief Executive Officer Richard Hanks Chief Financial Officer Mark Donohue VP, Investor Relations 1 Mukhtar Ahmed President, Science Group

We have world - leading assets serving large and stable end - markets Leading provider of intellectual property and scientific information , analytical tools & services Products support customers’ critical decisions in discovery, protection and commercialization of ideas and brands Global, diversified customer base Portfolio of curated proprietary databases deeply embedded in customers’ workflows 2

# We are serving the end-to-end needs of five large innovation intensive customer segments representing over $100B of addressable opportunity

| Life Sciences & Healthcare | Manufacturing[1] | Technology & Consumer Products[2] | Professional Services | Academic & Government |
|---|---|---|---|---|
| Pharma; Healthcare; Medical Devices | Process (incl. Chemicals) and Discrete (incl. Automotive) | Computer Tech; Communications; Consumer Tech; Retail | Consulting; Financial Services; Law Firms | Academia; Applied R&D; Publishing; Gov't; Non-Profit |
| ~31% | ~7% | ~14% | ~22% | ~26% |
| ~$17B | ~$14B | ~$33B | ~$16B | ~$26B |

TOTAL ADDRESSABLE MARKET

# TAM; % Clarivate revenue

**Clarivate has significant opportunity to grow in the industries representing the largest share of patent & TM applications (e.g., manufacturing, technology)**

Source: Clarivate financials, BCG analysis.
1. Includes Chemicals, Energy, Industrials, Automotive & Aviation, Electronics & Telecom.
2. Includes High Tech, IT & Services, Consumer Goods & Services.

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Global market trends continue to support Clarivate strategy Clarivate — the only company with an integrated global data set covering the entire IP universe, including global case law analytics to analyze risk Innovation and brand activity continues despite 2020 macro conditions +5.2% increase in patent applications +21.8% increase in utility model applications +15.5% increase in trademarks applications +5.7% increase in industrial design applications Source: WIPO IP Facts and Figures 2019. 4

Bibliometric databases Other reference databases eBook Marketplace & Collection Integrated Library Systems Discovery Citation Management CRIS Institutional Repositories Funding Opportunities Content Aggregation Databases Research Management Life Sciences Research Cycle Complete the value chain across the research lifecycle with products that are differentiated and serve different needs Enhance capabilities to offer customers a unique value proposition across content, analytics and workflow solutions Broader product offering will present significant cross - selling opportunities across combined customer base Substantial opportunity to optimize combined business through strategic cost savings Complementary Assets Create Industry’s Most Robust, End - to - End Platform Serving the Complete Research Ecosystem 5

# Transaction Highlights

**Key Terms & Structure**

- Purchase price of $5.3B, including refinancing of ~$1.0B of net debt
- Cash and stock transaction in which ProQuest shareholders will receive ~$1.3B of Clarivate ordinary shares, representing ~7% combined ownership of the combined company and ~$3.0B of cash
- Including the benefit of tax assets, transaction value implies ~14x 2020 ProQuest combined adjusted EBITDA multiple, inclusive of more than $100M of expected run-rate cost savings[1]

**Financing & Closing**

- Cash portion of the consideration, including refinancing of ProQuest net debt, intended to be financed through a combination of cash on hand, new debt offerings and primary equity offerings
- Targeting combined net leverage of ~4.5x at closing
- Expected to close Q3 2021, subject to customary closing conditions and regulatory approvals

**Governance**

- Andy Snyder, Chairman and CEO of Cambridge Information Group ("CIG"), will be Vice Chairman of the Clarivate board and Michael Angelakis will also be joining the Clarivate board upon completion of the transaction
- Certain ProQuest shareholders, including CIG along with funds advised by Atairos and Goldman Sachs, will be locked-up from selling their Clarivate shares for a period of 1 – 2 years

Note: ProQuest combined financials reflect the full year impact of ProQuest's prior acquisitions.

1. We may be unable to derive fully the anticipated benefits from anticipated revenue and cost synergies, and the costs associated with achieving these synergies or integrating acquisition of ProQuest may exceed our expectations.

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# Significant Shareholder Value Creation

| | |
|---|---|
| **Revenue Scale, Diversification & Growth Enhancement** | • ~$2.6B 2020 combined adjusted revenue[1]<br>• ~55,000 customers across 170+ countries, with ~48% revenue outside the Americas<br>• Very high historical revenue and customer retention rates across business segments |
| **EBITDA Expansion** | • ~$1.2B 2020 combined adjusted EBITDA, including $100 million run-rate cost savings[2]<br>• 2020 combined adjusted EBITDA margins of ~45%<br>• More than $100M cost-savings expected to be fully achieved within 15 – 18 months[3] |
| **Robust Cash Flow & Balance Sheet** | • ~$65M in annual cash tax savings from transaction structure over the next 15 years[3]<br>• Strong cash flow generation of ~$1.0B 2020 (i.e. combined adjusted EBITDA less capex[4])<br>• Targeting closing combined adjusted net leverage of ~4.5x, and ~3.5x by end of 2022 |

Note: See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

1. For illustrative purposes only based on historical FY 2020 financial statements of Clarivate and ProQuest, as well as additional adjustments to reflect the full year impact of Clarivate's acquisitions, including DRG and CPA Global (based on historical 2020 standalone interim period financial statements of such entities), and divestitures including Techstreet.
2. We may be unable to derive fully the anticipated benefits from anticipated revenue and cost synergies, and the costs associated with achieving these synergies or integrating acquisition of ProQuest may exceed our expectations.
3. See "Risk Factors—We may be unable to derive fully the anticipated benefits from organic growth, existing or future acquisitions, joint ventures, investments or dispositions, including anticipated revenue and cost synergies, and costs associated with achieving synergies or integrating such acquisitions may exceed our expectations" included in Clarivate's Annual Report on Form 10-K/A filed with the SEC on May 10, 2021.
4. Includes more than $10M of capex synergies.

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ProQuest Overview

Aggregator of Multi - Type Content Solutions for Research, Teaching & Learning 1. % mix based on 2020 combined revenue. Excludes Print Books segment, which represents 4% of 2020 revenue . Access to >5 million Dissertations 824 million issues and three centuries of global, national, regional and specialty newspapers > 7 Billion Digital Pages 285 million Journal Articles Data on 40 million Books 1.8 million eBooks Business Overview 1 Offers a SaaS Platform with Deeply Integrated Workflow Solutions Key Customers Key Products Key Products Content Solutions (62% of Revenue) Software Solutions (34% of Revenue) ProQuest Provides Leading Content and Software Solutions for Academic and Research Institutions 8

Legend Headquarters Sales Offices Countries of Operation Primary Knowledge Centers Michigan U.K. Israel 43 Office Locations 2,723 FTEs 538 Engineers 440 Sales & Marketing Reps Clients in 158 Countries Languages ProQuest platform caters to more than 23 languages, with users in over 150 countries Local Tech Support Tech support delivered in local language, by agents working within same region of the globe Content Aggregation at Scale Content is aggregated onto the ProQuest platform regardless of content provider’s global origination Note: FTEs exclude open positions . ProQuest’s Geographic Reach and Global Distribution Capabilities 9

1. Represents ~82% of total re - oc curring revenue . Selected Customers 25,000+ Customers Including Each of the Top 50 Universities Worldwide ~100% Customer Retention Rate Among Top 2,500 Re - Occurring Revenue Customers 1 No Single Customer Accounts for >1% of Revenue Higher Ed Research Public Library Gov’t & Corporates By Geography By Customer Type 2020 Revenue Mix North America 60% International 40% Corporate 7% Public Libraries, Community Colleges, K - 12 & Government 12% Higher Education 81% Loyal, Established and Diverse Client Base Including Top Universities, Libraries and Research Institutes 10

Note: ProQuest combined financials reflect the full year impact of ProQuest’s prior acquisitions . See the Appendix for a reconciliation of GAAP to Non - GAAP measures. 1. Excludes Print Books segment . 2. Based on top 2,500 re - oc curring revenue customers, which represents approximately 82% of re - oc curring revenue . 3. Defined as combined adjusted EBITDA less capex divided by combined adjusted EBITDA . 4% % Organic Growth 1 ProQuest 2020 Key Metrics (Excluding Cost Synergies) % Re - Occurring % Retention of Top Re - Oc curring Revenue Customers 2 % Growth 1 % Margin 1 % Growth 1 % Conversion 92% ~100% 30% 11% 80% 15% 3 $202M $253M Pro Forma Adjusted EBITDA - Capex Pro Forma Adjusted EBITDA Pro Forma Revenue $876 Revenue Adjusted EBITDA Adjusted EBITDA - CapEx ProQuest – Summary Financial Highlights 11

Combined Business Highlights

• Proud heritage • Customer - first focus • Commitment to excellence and innovation • Dedication to colleague engagement ~2,700 Colleagues ~8,500 Colleagues Our Connected Workplace strategy enables us to build inspired and highly collaborative teams across multiple global locations 43 Global Offices and Knowledge in 158 Countries 12 Aligned Culture with Shared Core Principles

Note: Figures represent 2020 combined financials . 1. See the Appendix for a reconciliation of GAAP to Non - GAAP measures . 2. For illustrative purposes only based on historical FY 2020 financial statements of Clarivate and ProQuest, as well as additio nal adjustments to reflect the full year impact of Clarivate’s acquisitions, including DRG and CPA Global, and divestitures including Techstreet. 3. Adjusted EBITDA margin equals adjusted EBITDA divided by adjusted revenue . ~$2.6B Combined Adjusted Revenue 1, 2 ~$1. 2 B Combined Adjusted EBITDA 1, 2 ~$1.0B Combined Adjusted EBITDA Less CapEx 1, 2 ~45% Combined Adjusted EBITDA Margin 1, 2, 3 ~40% Combined Adjusted EBITDA Less CapEx Margin 1, 2, 3 64% 36% Science Group Intellectual Property Group By Product Group By Type 2 By Geography 2, 3 83% 17% Subscription / Re-Occurring Transactional 52% 28% 20% Americas EMEA APAC Combined 2020 Clarivate Overview 13 Significantly Increased Scale, Diversification and Robust Cash Flow Generation

# Acquisition Creates a Synergistic Portfolio of Solutions Addressing the Very Attractive Academic and Government Customer Segment

## $1.3B[1] Academic and Government Business

- **Significantly broadens and complements content offering**
  - On completion, Clarivate will provide learners, researchers and innovators in academia, corporations, governments, schools and libraries with the world's largest collection of curated content and data from ideation to outcomes
  - Combined with technologies that enhance content discovery, sharing and management

## Attractive Market Opportunity

- **$33B+ global academic, research, public and government library market for analytics, software and content aggregation**
  - Mid single digit market growth rate
  - Highly a-cyclical market
  - Enterprise software is fastest growing segment, comprising ~30% of this market

1. For illustrative purposes only based on historical FY 2020 financial statements of Clarivate and ProQuest, as well as additional adjustments to reflect the full year impact of Clarivate's acquisitions, including DRG and CPA Global (based on historical 2020 standalone interim period financial statements of such entities), and divestitures including Techstreet.

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Direct Costs More than $100M of Run - Rate Cost and $10M of CapEx Synergies Identified 1 Expected to be fully Realized within 15 - 18 months Content Sources Technology Infrastructure Corporate & Real Estate >$100M $ - $20M $40M $60M $80M $100M $120M 2021E 2022E 2023E Significant Cost Synergies Identified to Accelerate Earnings Growth 15 1. See “Risk Factors — We may be unable to derive fully the anticipated benefits from organic growth, existing or future acquisitions , joint ventures, investments or dispositions, including anticipated revenue and cost synergies, and costs associated with achieving synergies or integrating suc h acquisitions may exceed our expectations” included in Clarivate’s Annual Report on Form 10 - K/A filed with the SEC on May 10, 2021.

# Substantial Revenue Synergy Opportunities Represent Further Upside

- Opens new sales opportunities to drive growth across complementary industry and geographical markets, and to expanded end-user communities
- ProQuest data cloud complements Clarivate Research Intelligence Cloud, providing unique analytical opportunities across the entire research value chain
- World class product management will accelerate new and enhanced products, commercialized data assets and consulting solutions

## *Revenue synergy opportunity driven by*

| Cross-Sell & Upsell | Retention | Strengthened Go-to-Market | New Products / Solutions |
|---|---|---|---|
| *Combined ~55K global customers* | *Customer retention upside with deeper relationships and combined value proposition* | *Complementary workflow provides opportunities for combined offerings* | *Accelerates new products and features including indices, analytics and workflow tools* |

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Clarivate Overview

Business model provides clear path to long - term profitable growth Recurring subscription revenue with high retention and revenue visibility ‘Build once, sell many times’ creates significant operating leverage Low capital requirements allow high cash flow conversion and strong reinvestment capacity Free cashflow profile supports M&A and capital return = strong cash flow = capacity to reinvest + profitable incremental growth Recurring revenue The image part with relationship ID rId6 was not found in the file. 17

Significant Progress Across Four Strategic Goals in 2020 Provide superior investor returns Targeting $1.1B - $1.2B free cash flow 1 exiting 2023 Further increase customer delight score Goal 82+ (best practice 82) Continue to improve colleague engagement score Goal 80+ (benchmark 74) Sustainability Focus on strong top and bottom - line growth Targeting $2.8B - $3.0B revenue - $1.3B - $1.4B EBITDA 1 exiting 2023 DJSI - listed world leader b y 2023 Increased engagement score to 77 from 69 Increased customer delight score to 79 from 76 Delivered $302M adjusted free cash flow (2021 Standalone outlook = $450 - $500M ) 2 Delivered $1.3B adjusted revenue and $487M adjusted EBITDA 1 in 2020 (2021 Standalone outlook = Adjusted revenue $1.79B - $1.84B and Adjusted EBITDA $790M - $825M) 2 1. See the Appendix for a reconciliation of GAAP to Non - GAAP measures. 2. 2021 Standalone outlook excludes the proposed acquisition of ProQuest. 18

Clarivate’s strategic acquisitions have established market - leading businesses in Science and IP Tuck - ins to add product capabilities Complete IP value chain, transform our platform Complete the life sciences value chain 19

# Q1 Highlights

## Financial Highlights[1]

| Metric | Value | Detail |
|---|---|---|
| Revenue | +75% | $428M |
| Adjusted Revenue[2] | +75% | $432M |
| Adjusted organic revenue growth | +7% | +$17M |
| Loss from operations | 21% | $34M |
| Adjusted EBITDA[2] | +111% | $165M |
| Adjusted EBITDA Margin[2,3] | 38% | +600bps |
| Net Cash Operating Activities | +277% | $174M |
| Adjusted Free Cash Flow[2] | +110% | $163M |

## Operational Highlights

- ✓ Improving overdue renewal discipline
  - $31M / 85% decline compared to 1Q'20
- ✓ Driving growth in professional services
  - 11% growth compared to 1Q'20
- ✓ Migrating majority of customer accounts to new inside sales / Global Business Centers
  - On target to complete by end of 2Q'21
- ✓ CPA Global integration 4 mths ahead of schedule
  - On target to achieve $75M of cost synergies
- ✓ "Easier to do business with"; simplifying processes and approvals to be even more efficient and quick to respond to customer needs
- ✓ Connected Workforce initiative; closed / downsized 35% of our global real estate footprint out of our total target of 60% reduction

## "One Clarivate"

- ✓ Transforming from being a collection of distinct market-leading products and services to becoming a key partner to our customers by delivering the critical data, insights and workflow solutions coupled with deep domain expertise that they need to drive their innovations and their businesses with confidence
- ✓ Strategy to become outside-in; changing from a product-centric organization to a customer-centric organization
- ✓ Industry-focused rather than product-focused
- ✓ Customer-facing activities in 5 industries:
  1. Healthcare & Life Sciences
  2. Professional Services
  3. Academic & Government
  4. Manufacturing
  5. Technology & Consumer Products

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1. Revenue at constant currency.
2. See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
3. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue.

20

13 $241 $428 Q1'20 Q1'21 $78 $165 Q1'20 Q1'21 Q1 Results ($ in millions, actual f/x) Adjusted Revenue 3 $112 $49 $84 $193 $235 Q1'20 Q1'21 +78 % actual f/x +75% constant f/x $243 $432 Subscription +22% Transactional +71% Adjusted EBITDA 3 Adjusted EBITDA Margin 4 38% up 600 basis points +111% Growth was driven by the acquisitions of DRG and CPA Global and an improvement in adjusted organic revenue of 7% 1 1. Adjusted organic revenue at constant currency. 2. 1Q’21 includes $3M and 1Q’20 includes $2M of deferred revenue adjustment, a result of purchase accounting primarily related t o a cquisitions. 3. See the Appendix for a reconciliation of GAAP to Non - GAAP measures. 4. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. See the Appendix for a reconciliation of GAAP to N on - GAAP measures. Re - occurring +100% Revenue 2 +78 % actual f/x +75% constant f/x Organic Revenue Growth (at constant f/x) Adjusted subscription 6% Adjusted transactional 10% Adjusted re - occurring --- Adjusted Revenue 7% 21

# Q1 Financial Highlights

| ($ in millions except per share data) | Three Months Ended March 31, 2021 | 2020 | Change | Excluding Divestitures[2] | Organic[2] | Commentary |
|---|---|---|---|---|---|---|
| Subscription revenue[1] | $235 | $193 | 22% | 23% | 6% | Acquisitions, timing benefits due to tighter operating procedures and price increases, partially offset by divested products |
| Transactional revenue[1] | 84 | 49 | 71% | 80% | 10% | Acquisitions and an increase in consulting services and patent and trademark search volumes, partially offset by divested products |
| Re-occurring revenue[1] | 112 | --- | 100% | --- | --- | A component of revenue from the acquisition of CPA Global |
| Adjusted revenues, net[1] | 432 | 243 | 78% | 81% | 7% | |
| Annual Contract Value ("ACV") | 909 | 820 | 11% | | 6% | Acquisitions, organic growth and annual price increases |
| Adjusted EBITDA[1] | 165 | 78 | 111% | | | Revenue growth with strong flow-through and benefit of cost savings/synergies |
| Adjusted EBITDA margin[1] | 38% | 32% | 600 bps | | | Combination of acquisitions and underlying growth and efficiencies within the core business |
| Other operating income (expense) | (16) | 6 | (367%) | | | Impact of the remeasurement of the assets and liabilities that are denominated in currencies other that each relevant entity's functional currency |
| Interest expense | (37) | (31) | (19%) | | | A result of additional borrowings related to acquisitions |
| Cash taxes | 3 | 5 | (40%) | | | The decrease in cash taxes is primarily driven by reduced U.S. Federal payments made in Q1 2021 compared to Q1 2020, as well as refunds associated with CPA Global in Q1 2021 that did not exist during Q1 2020. |

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1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
2. At constant currency.

22

1 Selected Balance Sheet and Cash Flow Information ($ in millions) March 31, 2021 December 31, 2020 $ Change Commentary on Change Cash and cash equivalents $399 $258 $143 Increase a result of significant growth in cash flow from operations Total debt outstanding $3,540 $3,547 ($7) N/A Net debt 1,2 $3,141 $3,289 ($148) Lower due to increase in cash and cash equivalents March 31, 2021 March 31, 2020 Capital expenditures $33 $19 $14 Addition of DRG and CPA Global Cash flow from operations $174 $46 $128 Driven by increased revenues, EBITDA and improved working capital management Free cash flow 1 $141 $27 $114 Higher operating cash flow partially offset by increased capital expenditures Adjusted free cash flow 1 $163 $78 $85 Adds back cash paid for transition, transformation and integration expenses, restructuring and transaction related costs 1. See the A ppendix for a reconciliation of GAAP to Non - GAAP measures. 2. Calculated as total outstanding debt minus cash and cash equivalents. 23

2 ($ in millions) Low High Adjusted Revenue $1,790 $1,840 Adjusted EBITDA $790 $825 Adjusted EBITDA margin % 44% 45% Adjusted diluted EPS $0.74 $0.79 Adjusted Free Cash Flow $450 $500 1. See Appendix for reconciliation of GAAP to Non - GAAP measures. Excludes proposed acquisition of ProQuest. 24 2021 Clarivate Standalone Outlook 1

3 $712 $720 $727 $786 $817 $823 $907 $909 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1'21 Annualized Contract Value (ACV) 1 ($ in millions) 1. Annualized Contract Value refers to the annualized value for a 12 - month period following a given date of all subscription - based client license agreements, assuming that all license agreements that come up for renewal during that period are renewed at their current prices. Quarters include acquisitions as of the period acquired and excludes divestitures from all periods $820 $909 Q1 '20 Q1 '21 As Reported Adjusted to Include Acquisitions and Exclude Divestitures +11% Organic ACV Growth of 6% as of 1Q’21 25

4 Efficiently Managing Cost Structure and Freeing up Resources 1 Total Savings Permanent Savings Completed Through 2020 Timing 2019 cost savings program $75 million $75 million $73 million Completed $75 million run - rate COVID related $30 million At least $5 million $5 million Q1 - Q4 2020 DRG synergies $30 million $30 million $20 million Targeting $30 million run - rate exiting 2021 CPA Global Savings $75 million $75 million $20 million Targeting $75 million run - rate exiting 2021 Total Cost Savings $210 million $185 million $118 million Approximately $185 million in permanent cost reductions 26 1. See “Risk Factors — We may be unable to derive fully the anticipated benefits from organic growth, existing or future acquisitions , joint ventures, investments or dispositions, including anticipated revenue and cost synergies, and costs associated with achieving synergies or integrating suc h acquisitions may exceed our expectations” included in Clarivate’s Annual Report on Form 10 - K/A filed with the SEC on May 10, 2021.

# Clarivate Continues to Deliver on its Priorities

## Strategic Acquisitions

| | |
|---|---|
| Complete the Academic / Research Value Chain | ProQuest |
| Complete the IP Value Chain & Transform Our Platform | CPA GLOBAL |
| Complete the Life Sciences Value Chain | DRG Part of Clarivate |
| Tuck-Ins to Add Product Capabilities | darts-ip, SequenceBase, TrademarkVision |

## Relentless Operational Improvement[1]

- More than $100M of run-rate cost savings expected to be achieved within 15 – 18 months
- $75M of cost savings expected to be achieved by end of 2021 and will likely exceed that target
- $30M+ of DRG cost savings are tracking ahead of plan laid out at the time of acquisition
- $70-75M of identified cost efficiencies post-public offering in May 2019

## 2020 Combined Highlights[2]

| ~$2.6B | ~$1.2B | ~45% | ~85% |
|---|---|---|---|
| Combined Adjusted Revenue | Combined Adjusted EBITDA | Combined Adjusted EBITDA Margin | Combined Adjusted EBITDA Less CapEx Conversion |

Note: See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

1. See "Risk Factors—We may be unable to derive fully the anticipated benefits from organic growth, existing or future acquisitions, joint ventures, investments or dispositions, including anticipated revenue and cost synergies, and costs associated with achieving synergies or integrating such acquisitions may exceed our expectations" included in Clarivate's Annual Report on Form 10-K/A filed with the SEC on May 10, 2021.
2. For illustrative purposes only based on historical FY 2020 financial statements of Clarivate and ProQuest, as well as additional adjustments to reflect the full year impact of Clarivate's acquisitions and divestitures, including DRG, CPA Global (based on historical 2020 standalone interim period financial statements of such entities), and Techstreet.

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Appendix

# High quality products embedded with customer workflows

| | |
|---|---|
| Web of Science | A professor planning a research program accesses Web of Science {"WOS"} to evaluate the current state of research in her discipline, identifying trends within highly regarded and relevant academic journals<br><br>A university provost evaluating her university's chemistry department accesses InCites to measure the strength of the university's research output and benchmark it against comparable institutions |
| DRG | An employee at a pharmaceutical firm evaluating the most effective manner to bring a newly developed drug to market uses DRG's data-driven resources and analytics solutions to better understand critical commercial challenges. |
| Cortellis™ | An analyst at a pharmaceutical firm evaluating several potential R&D programs will access Cortellis database to assess competitive products in the drug development pipeline, review clinical trial data and summarize regulatory information |
| Derwent™ Innovation | An employee developing a new product or idea (e.g., a chemical engineer or a product designer) will access the Derwent Innovation database of patents to evaluate the novelty and determine the patentability of the new product or idea |
| CompuMark™ | An attorney helps clear a trademark for a customer. First, they request a curated report from CompuMark Search to ensure the availability of the proposed trademark; then they subscribe to CompuMark Watch's trademark watching services to ensure that none of the trademarks are infringed upon |
| MarkMonitor™ Domain management | An inhouse attorney can ensure the company's domains are protected from security threats by using best-of-breed technology, security and expertise, and make smart registration decisions, maximize portfolio values and rein in costs |
| CPA GLOBAL | The principal activities are renewal and validation of IP rights on behalf of customers and the development and provision of IP management software to help IP professionals develop and protect world-changing ideas. |

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Non - GAAP Financial Measures Non - GAAP Financial Measures The non - GAAP financial measures discussed herein are not recognized terms under, and should not be considered as a substitute for, financial measures calculated in accordance with U . S . generally accepted accounting principles (“GAAP”) . Our definitions of and method of calculating non - GAAP financial measures may vary from the definitions and methods used by other companies, which may limit their usefulness as a comparative measure . Our presentation of non - GAAP financial measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that our projections and estimates will be realized in their entirety or at all . In addition, because of these limitations, non - GAAP financial measures should not be considered as measures of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations . See the Appendix for definitions of the non - GAAP measures used herein and a reconciliation to the most directly comparable GAAP measures . Combined Financial Presentation In this presentation, we present certain estimated combined financial information for the combined business . Such financial information is presented for illustrative purposes only based on historical FY 2020 financial statements of Clarivate and ProQuest, as well as additional adjustments to reflect the full year impact of Clarivate's acquisitions and divestitures, including DRG, CPA Global and Techstreet, but does not reflect all of the adjustments that would be required to be presented in order for such combined financial information to comply with Article 11 of Regulation S - X . Our combined financial information may differ materially from our actual combined results, and such differences may be material . You should not place undue reliance on our estimated combined financial information as an indication of how we would have performed as a combined business in FY 2020 , or what our results of operations will be for any future period . Adjusted Revenue/ Combined Adjusted Revenue Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions) . Combined adjusted revenue represents the historical FY 2020 adjusted revenue of Clarivate and ProQuest, as well as additional adjustments to reflect the full year impact of Clarivate's acquisitions and divestitures, including DRG, CPA Global and Techstreet . Adjusted EBITDA/ Combined Adjusted EBITDA Adjusted EBITDA is calculated using net (loss) income before provision for income taxes, depreciation and amortization and interest income and expense adjusted to exclude acquisition or disposal - related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income), share - based compensation, unrealized foreign currency gains/(losses), mark to market on financial instruments, acquisition - related adjustments to deferred revenues, non - operating income or expense, the impact of certain non - cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, and certain unusual items impacting results in a particular period . Combined adjusted EBITDA represents the historical FY 2020 adjusted revenue of Clarivate and ProQuest, as well as additional adjustments to reflect the full year impact of Clarivate's acquisitions and divestitures, including DRG, CPA Global and Techstreet . Additionally, synergies and integration costs are included in the calculation . Adjusted EBITDA Margin/ Combined Adjusted EBITDA Margin Adjusted EBITDA margin is defined as adjusted EBITDA divided by Adjusted Revenues . Combined adjusted EBITDA margin represents the historical FY 2020 adjusted revenue of Clarivate and ProQuest, as well as additional adjustments to reflect the full year impact of Clarivate's acquisitions and divestitures, including DRG, CPA Global and Techstreet . Combined Adjusted EBITDA Less Cap E x Conversion Combined adjusted EBITDA less capex conversion represents the historical FY 2020 adjusted EBITDA less capex conversion of Clarivate and ProQuest, as well as additional adjustments to reflect the full year impact of Clarivate's acquisitions and divestitures, including DRG, CPA Global and Techstreet . 29

Non - GAAP Financial Measures 30 The use of Adjusted EBITDA instead of GAAP measures has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under GAAP . For example, Adjusted EBITDA does not reflect : – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non - cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures . The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable . The Company cannot assure you that its estimates and assumptions will prove to be accurate . Because the Company incurred transaction, transition, integration, transformation, restructuring, and Transition Services Agreement costs in connection with the 2016 Transaction and the transition, borrowed money in order to finance its operations, and used capital and intangible assets in its business, and because the payment of income taxes is necessary if the Company generates taxable income after the utilization of its net operating loss carryforwards, any measure that excludes these items has material limitations . As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business or as a measure of its liquidity . Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision - making and believe free cash flow and adjusted free cash is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt . Free cash flow is calculated using net cash provided by operating activities less capital expenditures . Adjusted free cash flow is calculated as free cash flow, less cash paid for transition services agreement, transition, transformation and integration expenses, transaction related costs and debt issuance costs offset by cash received for hedge accounting transactions .

Non - GAAP Financial Measures Combined Adjusted Net Leverage Combined adjusted Net Leverage represents the net debt of Clarivate and ProQuest (total debt less cash and equivalents) divided by the latest twelve month adjusted EBITDA . ProQuest Adjusted Organic Revenue ProQuest adjusted organic revenue represents ProQuest’s revenue adjusted for revenue from the Print Books segment . Combined Adjusted EBITDA Less CapEx Margin Combined adjusted EBITDA less capex margin represents the historical FY 2020 combined adjusted EBITDA less capex margin of Clarivate and ProQuest . Net Debt Net debt is the total outstanding debt less the balance of cash and cash equivalence as of period - end. ProQuest Adjusted EBITDA ProQuest Adjusted EBITDA is calculated by using net (loss) before provision for income taxes, depreciation and amortization a nd interest income and expense adjusted to exclude the other items identified in the table below that ProQuest does not consider indicative of its ongoing operating performance. 31

Value ($ in billions) Revenue Clarivate Revenue 1.3$ ProQuest Revenue 0.9 Adjustments to Revenue: Clarivate Adjustments to Revenue - DRG, CPA Global, Techstreet and Other 0.5 Combined Adjusted Revenue 2.6$ Combined Adjusted EBITDA Clarivate Net Loss (0.3)$ Clarivate Adjustments to EBITDA: Depreciation and Amortization 0.3 Interest, Net 0.1 Transaction Related Costs 0.1 Mark to Market Adjustment on Financial Instruments 0.2 Adjustments including DRG, CPA Global, TechStreet and Other 0.2 CPA Cost Synergies 0.1 Clarivate Adjusted EBITDA 0.8$ ProQuest Net Income 0.2$ ProQuest Adjustments to EBITDA: Non-Recurring Costs 0.1 ProQuest Adjusted EBITDA 0.3$ Synergies and Integration 0.1 Combined Adjusted EBITDA 1.2$ % Margin 45% CapEx Clarivate CapEx 0.1$ ProQuest CapEx 0.1 Total CapEx 0.2$ Adjusted EBITDA Less CapEx 1.0$ Combined Adjusted EBITDA Less CapEx Conversion 85% Combined Non-GAAP Information for the Fiscal Year Ended December 31, 2020 32 Reconciliations of Non - GAAP Financial Measures

12 ($ in millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Revenues, net $234.0 $242.3 $243.0 $255.0 $240.6 $273.5 $284.4 $455.6 $428.4 Deferred revenue adjustment $0.2 $0 . 1 $0.1 $0.1 $1.9 $3.4 $2.1 $15.7 $3.0 Adjusted Revenue 1,2 $234.2 $242.4 $243.1 $255.1 $242.5 $276.9 $286.5 $471.3 $431.5 Adj. Subscription Revenue 1,2 $192.5 $202.7 $200.8 $209.5 $193.2 $216.5 $222.1 $235.9 $235.1 Adj. Transactional Revenue 1,2 $41.7 $39.7 $42.3 $45.6 $49.2 $60.4 $64.4 $120.9 $84.2 Adj. Re - occurring Revenue 1,2 --- --- --- --- --- --- --- $114.5 $112.2 Income (loss) from operations ($25.9) ($36.6) $35.8 ($16.4) ($28.3) $14.2 ($12.7) $29.5 ($34.2) Adjusted EBITDA 2 $59.2 $73.2 $77.0 $84.6 $78.2 $100.1 $108.2 $200.1 $164.8 Adjusted EBITDA margin % 2 25% 30% 32% 33% 32% 36% 38% 42% 38% 1. Adjusted Revenue adds back the deferred revenue purchase accounting adjustment. 2. See the following Appendix pages for a reconciliation of GAAP to non - GAAP financial measures. 33 Clarivate Quarterly Financial Summary

13 Growth in organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the e arl iest period presented. The following tables present the amounts of our subscription and transactional revenues, including as a percentage of our total revenues, f or the periods indicated, as well the drivers of the variances between periods. 1. Reflects the deferred revenues adjustment made as a result of purchase accounting. 1 1 Variance Increase/(Decrease) Percentage of Factors Increase/(Decrease) Three Months Ended March 31, Total Variance (Dollars) Total Variance (Percentage) Acquisitive Disposal FX Impact Organic (in millions, except percentages) 2021 2020 Subscription revenues $ 235.1 $ 193.2 $ 41.9 22% 17% (4) % 3% 6 % Re - occurring revenues 112.2 — 112.2 100% 100% — % — % — % Transactional revenues 84.2 49.2 34.9 71% 70% (12) % 3% 10 % Deferred revenues adjustment (3.0) (1.9) (1.1) (61)% NM — % — % 99 % Revenues, net $ 428.4 $ 240.6 $ 187.8 78% 73% (6) % 3% 8 % Deferred revenues adjustment 3.0 1.9 1.1 61% NM — % — % (99) % Adjusted revenues, net $ 431.5 $ 242.5 $ 189.0 78% 74% (6) % 3% 7% 34 Reconciliation of Non - GAAP Financial Measures

# Reconciliation of Non-GAAP Financial Measures

| (in millions) | Three Months Ended March 31, 2021 | | Three Months Ended March 31, 2020 | |
|---|---|---|---|---|
| **Loss from Operations** | $ | (34.2) | $ | (28.3) |
| Depreciation and amortization | | 131.7 | | 51.4 |
| 1 Transition services agreement costs | | — | | 1.6 |
| 2 Transition, transformation and integration expense | | — | | 2.2 |
| 3 Deferred revenues adjustment | | 3.0 | | 1.9 |
| 4 Transaction related costs | | (26.6) | | 26.7 |
| Share-based compensation expense | | 10.7 | | 17.5 |
| 5 Restructuring and impairment | | 64.7 | | 7.8 |
| 6 Other | | 15.6 | | (2.5) |
| Adjusted EBITDA | $ | 164.8 | $ | 78.2 |
| Adjusted EBITDA Margin | | 38 % | | 32 % |

Descriptions

**Adjusted EBITDA adjustments**

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets.
2. Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016, mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related costs following the acquisition of DRG and CPA Global in 2020.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

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# Reconciliation of Non-GAAP Financial Measures

## *Clarivate Fiscal Year 2020 Adjusted EBITDA*

| *(in millions)* | | FY Ending December 31, 2020 |
|---|---|---|
| **Net loss** | $ | (311.9) |
| Provision for income taxes | | (2.3) |
| Depreciation and amortization | | 303.2 |
| Interest, net | | 111.9 |
| (1) Transition services agreement costs | | 0.7 |
| (2) Transition, transformation and integration expense | | 3.4 |
| (3) Deferred revenues adjustment | | 23.1 |
| (4) Transaction related costs | | 97.5 |
| Share-based compensation expense | | 41.6 |
| Gain on sale of IPM Product Line | | - |
| (5) IPM adjusted operating margin | | - |
| Gain on sale of Techstreet | | (28.1) |
| (6) Tax indemnity asset | | - |
| (7) Restructuring and impairment | | 47.6 |
| Legal Settlement | | - |
| Impairment on assets held for sale | | - |
| (8) Mark to market adjustment on financial instruments | | 205.1 |
| (9) Other | | (5.2) |
| **Adjusted EBITDA** | $ | **486.6** |

Descriptions

**Adjusted EBITDA adjustments**

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets.
2. Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016, mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects the IPM Product Line's operating margin, excluding amortization and depreciation, prior to its divestiture in October 2018.
6. Reflects the write down of a tax indemnity asset.
7. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. This also includes restructuring related costs following the acquisition of DRG and CPA Global in 2020.
8. Reflects mark to market adjustments on financial instruments under Accounting Standards Codification 815, *Derivatives and Hedging*, ("ASC 815"). Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
9. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing performance.

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16 Debt to Net debt Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow 37 Reconciliation of Non - GAAP Financial Measures December 31, 2020 December 31, 2019 (in millions) Total debt outstanding $ 3,547.4 $ 1,665.0 Cash and cash equivalents 257.7 76.1 Total net debt outstanding $ 3,289.7 $ 1,588.9 Descriptions Free Cash Flow and Adjusted Free Cash Flow Adjustments 1. Includes cash payments to Thomson Reuters under the Transition Services Agreement. These costs decreased substantially in 2019, as we were in the final stages of implementing our standalone company infrastructure. In 2019, the Transition Services Agreement cash paid is offset by cash receipts from the IPM Product Line divestiture. 2. Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost - savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line - item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related payments following the acquisition of DRG and CPA Global in 2020. 3. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. Twelve Months Ended December 31, (in millions) 2020 2019 Net cash provided by operating activities $ 263.5 $ 117.6 Capital expenditures (107.7) (69.8) Free cash flow 155.8 47.8 Cash paid for transition services agreement (2.2) 12.0 Cash paid for transition, transformation and integration expense 46.3 40.9 Cash paid for transaction related costs 95.8 45.1 Cash paid for debt issuance costs 7.7 — Cash received for hedge accounting transactions (1.7) — Cash received for legal settlement — (45.3) Adjusted free cash flow $ 301.7 $ 100.5 1 2 3

17 Descriptions Free Cash Flow and Adjusted Free Cash Flow Adjustments 1. Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost - savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line - item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related payments following the acquisition of DRG and CPA Global in 2020. 2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 1 2 Three Months Ended March 31, (in millions) 2021 2020 Net cash provided by operating activities $ 174.0 $ 46.1 Capital expenditures (33.0) (19.4) Free cash flow 141.0 26.7 Cash paid for transition, transformation and integration expense 17.0 20.6 Cash paid for transaction related costs 5.2 24.1 Cash paid for debt issuance costs — 7.7 Cash received for hedge accounting transactions — (1.2) Adjusted free cash flow $ 163.2 $ 77.9 March 31, 2021 December 31, 2020 (in millions) Total debt outstanding $ 3,540.3 $ 3,547.4 Cash and cash equivalents 399.0 257.7 Total net debt outstanding $ 3,141.3 $ 3,289.7 Debt to Net debt Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow 38 Reconciliation of Non - GAAP Financial Measures

Clarivate Fiscal Year 2020 Adjusted Revenue ProQuest Organic Revenue Growth (Excluding Print Books) 39 Reconciliation of Non - GAAP Financial Measures IC5

# Combined Adjusted EBITDA TTM March 31, 2021 Reconciliation

| | Twelve Months Ended 12/31/2020 | Three Months Ended 3/31/2020 | Three Months Ended 3/31/2021 | TTM 3/31/2021 |
|---|---|---|---|---|
| **Net income (loss)** | $ (744.7) | $ (359.1) | $ (28.2) | $ (413.8) |
| Provision (benefit) for income taxes | (28.3) | (10.0) | 6.0 | (12.3) |
| Depreciation and amortization | 685.9 | 168.7 | 180.7 | 697.9 |
| Interest expense and amortization of debt discount, net | 267.6 | 71.2 | 63.6 | 260.0 |
| 1 Transition services agreement costs (revenues) | 0.7 | 1.6 | - | (0.9) |
| 2 Transition, transformation and integration expense | 7.8 | 2.2 | - | 5.6 |
| 3 Deferred revenues adjustment | 117.1 | 27.1 | 3.4 | 93.4 |
| 4 Transaction related costs | 260.2 | 130.9 | (21.6) | 107.7 |
| Share-based compensation expense | 93.7 | 66.0 | 11.9 | 39.6 |
| Gain on sale of Techstreet | (28.1) | - | - | (28.1) |
| 5 Restructuring and impairment | 53.5 | 9.6 | 64.7 | 108.6 |
| Mark to market adjustment on financial instruments | 205.0 | 55.6 | (51.2) | 98.2 |
| Legal Settlement | 0.8 | - | - | 0.8 |
| One-time policy adjustments | 9.8 | | | 9.8 |
| 6 Other | 7.2 | 13.0 | (0.7) | (6.5) |
| **Adjusted EBITDA** | 908.2 | 176.8 | 228.6 | 960.0 |

Descriptions

**Adjusted EBITDA adjustments**

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets.
2. Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016, mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. This also includes restructuring related costs following the acquisition of DRG and CPA Global in 2020.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing performance.

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41 Combined Net income (loss) TTM March 31, 2021 Reconciliation Twelve Months Ended Three Months Ended Three Months Ended 12/31/2020 3/31/2020 3/31/2021 TTM 3/31/2021 Revenues, net 2,495.8$ 602.1$ 647.9$ 2,541.6$ Operating costs and expenses: - Cost of revenues (911.6) (229.9) (222.7) (904.4) Selling, general and administrative costs, excluding depreciation and amortization (1,176.1) (420.4) (189.5) (945.2) Depreciation (31.7) (8.1) (6.8) (30.4) Amortization (654.2) (160.6) (173.9) (667.5) Restructuring and impairment (53.5) (9.6) (64.7) (108.6) Other operating income (expense), net 31.7 (15.8) (0.1) 47.4 Total operating expenses (2,795.4) (844.4) (657.7) (2,608.7) Income (loss) from operations (299.6) (242.3) (9.8) (67.1) Mark to market adjustment on financial instruments (205.0) (55.6) 51.2 (98.2) Legal Settlement (0.8) - - (0.8) Income (loss) before interest expense and income tax (505.4) (297.9) 41.4 (166.1) Interest expense and amortization of debt discount, net (267.6) (71.2) (63.6) (260.0) Loss before income tax (773.0) (369.1) (22.2) (426.1) (Provision) benefit for income taxes 28.3 10.0 (6.0) 12.3 Net income (loss) (744.7) (359.1) (28.2) (413.8)

# Reconciliation of Non-GAAP Financial Measures

## *Combined Adjusted Net Leverage Targets and Other Ratios[1]*

| | Twelve Months Ended March 31, 2021 | | | End of 2022 |
|---|---|---|---|---|
| *(in millions)* | Historical | Combined Pro Forma | Targeted Deleveraging | Combined Pro Forma Target[2] |
| Standalone Adjusted EBITDA | $780 | $1,136 | | |
| Cash and cash equivalents | 399 | 380 | | |
| Cash interest expense | 113 | 159 | | |
| Total debt | 3,540 | 5,540 | | |
| Net total debt | $3,141 | $5,160 | | |
| Net senior secured debt | $3,141 | $4,160 | | |
| Ratio of net senior secured debt to Standalone Adjusted EBITDA | 4.0x | 3.7x | | |
| Ratio of net total debt to Standalone Adjusted EBITDA | 4.0x | 4.5x | ~(1.0x) | ~3.5x |
| Ratio of Standalone Adjusted EBITDA to cash interest expense | 6.9x | 7.2x | | |

(1) This table presents, for illustrative purposes only, our calculation of certain leverage ratios and other financial measures for the twelve months ended March 31, 2021 (i) on a historical basis and (ii) on a combined pro forma basis, assuming we were to finance the ProQuest acquisition with a mix of equity and debt financing that includes $1 billion in aggregate principle amount of secured debt and $1 billion in aggregate principal amount of unsecured debt, in addition to certain other estimates (including estimated fees and expenses) and assumptions. Actual amounts, fees, expenses and ratios, as well as the actual timing of our consummation of the ProQuest acquisition, may vary materially from such illustrative assumptions.

(2) We have not provided a line-item reconciliation for our target Ratio of net total debt to Standalone Adjusted EBITDA, or adjusted net leverage, as of this future date because we do not provide guidance on Standalone Adjusted EBITDA, and we cannot produce a quantitative reconciliation of such measure to Net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP, without unreasonable effort. We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit agreement, dated as of October 31, 2019, governing the Company's term loan facility and revolving credit facility, and the indenture governing the Company's 4.50% senior secured notes due 2026, respectively, pursuant to the reporting covenants contained in such agreements. In addition, management uses Standalone Adjusted EBITDA, and the corresponding adjusted net leverage ratio derived therefrom, to assess compliance with various incurrence-based covenants in these agreements. Our combined pro forma target adjusted net leverage as of the end of 2022 will be calculated by dividing (x) our Standalone Adjusted EBITDA for the twelve months ended December 31, 2022 by (y) our total debt as of December 31, 2022 less our unrestricted cash and cash equivalents as of such date, and such amounts cannot be reasonably quantified as of the date of this presentation.

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22 Revenues, Net to Adjusted Revenues Year Ending December 31, 2021 (Forecasted) Low High ($ in millions) Income from operations $178.2 $213.2 Depreciation and amortization 545.8 545.8 Transition, TSA and integration expenses 40.3 40.3 Share - based compensation expense 26.0 26.0 Other (0.3) (0.3) Adjusted EBITDA $790.0 $825.0 Adjusted EBITDA Year Ending December 31, 2021 (Forecasted) ($ in millions) Low High Revenues, net $1,790.0 $1,840.0 Adjusted EBITDA $790.0 $825.0 Adjusted EBITDA Margin 44% 45% Adjusted EBITDA Margin Descriptions 1. Reflects the deferred revenues adjustment made as a result of purchase accounting. 2. Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements. 2 Year Ending December 31, 2021 (Forecasted) (in millions) Low High Revenues, net $ 1,786.4 $ 1,836.4 Deferred revenues adjustment 3.6 3.6 Adjusted revenues, net $ 1,790.0 $ 1,840.0 The following table presents our calculation of Adjusted Revenues for the Outlook for 2021 and reconciles this measure to Rev enu es for the same period: 1 The following table presents our calculation of Adjusted EBITDA for the Outlook for 2021 and reconciles this measure to our Loss from operations for the same period : 43 Reconciliation of Non - GAAP Financial Measures

23 Year Ending December 31, 2021 (Forecasted) Low High (in millions) Net cash provided by operating activities $ 559.7 $ 609.7 Capital expenditures (151.7) (151.7) Free Cash Flow 408.0 458.0 Transition, transformation and integration expense 42.0 42.0 Adjusted Free Cash Flow $ 450.0 $ 500.0 Descriptions 1. Includes cash payments related to restructuring and other cost optimization activities. 2. Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements. Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow 1 The following tables presents our calculation of Free Cash Flow, Adjusted Free Cash Flow and Adjusted Diluted EPS for the Out loo k for 2021 and reconciles these measures to our Net cash provided by operating activities and to Net income (loss) for the same period: 44 Year Ending December 31, 2021 (Forecasted) (in millions, except per share amounts) Low High Per Share Per Share Net income (loss) $0.00 $0.05 Transition, transition services agreement, and integration expense 0.07 0.07 Share - based compensation 0.04 0.04 Amortization related to acquired intangible assets 0.68 0.68 Income tax impact of related adjustments (0.05) (0.05) Adjusted Diluted EPS $0.74 $0.79 Weighted average common shares (diluted) 631,043,005 2 Adjusted Diluted EPS Reconciliation of Non - GAAP Financial Measures

# Reconciliation of Non-GAAP Financial Measures

| *(in millions)* | | Twelve Months Ended March 31, 2021 |
|---|---|---|
| **Net loss** | **$** | **(206.2)** |
| Provision for income taxes | | (13.5) |
| Depreciation and amortization | | 383.4 |
| Interest, net | | 118.4 |
| (1) Transition services agreement costs | | (0.9) |
| (2) Transition, transformation and integration expense | | 1.3 |
| (3) Deferred revenues adjustment | | 24.2 |
| (4) Transaction related costs | | 44.2 |
| Share-based compensation expense | | 34.8 |
| Gain on sale of Techstreet | | (28.1) |
| (5) Restructuring and impairment | | 104.5 |
| Legal Settlement | | - |
| Impairment on assets held for sale | | - |
| (6) Mark to market adjustment on financial instruments | | 98.2 |
| (7) Other | | 12.9 |
| **Adjusted EBITDA** | **$** | **573.2** |
| Realized foreign exchange gain | | 0.9 |
| (8) DRG Adjusted EBITDA impact | | - |
| (8) CPA Global Adjusted EBITDA impact | | 137.6 |
| (8) IncoPat Adjusted EBITDA impact | | (0.2) |
| (8) Hanlim Adjusted EBITDA impact | | 0.2 |
| (9) Cost savings | | 68.7 |
| Excess standalone costs | | - |
| **Standalone Adjusted EBITDA** | **$** | **780.4** |

Descriptions

**Adjusted EBITDA adjustments**

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor.
2. Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in transition, integration, and other line-items of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects costs related to restructuring and impairment associated with the acquisition of DRG and CPA Global in 2020. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
6. Reflects mark to market adjustments on financial instruments under Accounting Standards Codification 815, Derivatives and Hedging, ("ASC 815"). Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
7. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
8. Represents the acquisition Adjusted EBITDA for the period beginning January 1, 2020 through the respective acquisition date of each acquired business to reflect the company's Standalone Adjusted EBITDA as though material acquisitions occurred at the beginning of the presented period.
9. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.

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# Reconciliation of Non-GAAP Financial Measures

| (in millions) | | Twelve Months Ended March 31, 2021 |
|---|---|---|
| **Adjusted EBITDA** | **$** | **573.2** |
| Realized foreign exchange gain | | 0.9 |
| (1) DRG Adjusted EBITDA impact | | - |
| (1) CPA Global Adjusted EBITDA impact | | 137.6 |
| (1) IncoPat Adjusted EBITDA impact | | (0.2) |
| (1) Hanlim Adjusted EBITDA impact | | 0.2 |
| (2) Cost savings | | 68.7 |
| (3) Excess standalone costs | | - |
| **Standalone Adjusted EBITDA** | **$** | **780.4** |
| ProQuest realized foreign exchange loss | | 0.2 |
| (4) ProQuest Adjusted EBITDA | | 255.1 |
| (5) ProQuest Synergies | | 100.0 |
| **Standalone Adjusted EBITDA, pro forma for ProQuest Acquisition** | **$** | **1,135.7** |

Descriptions

**Adjusted EBITDA adjustments**

1. Represents the acquisition Adjusted EBITDA for the period beginning January 1, 2020 through the respective acquisition date of each acquired business to reflect the company's Standalone Adjusted EBITDA as though material acquisitions occurred at the beginning of the presented period.
2. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.
3. Reflects the difference between our actual standalone company infrastructure costs and our estimated steady state standalone operating costs.
4. Reflects ProQuest Adjusted EBITDA for the twelve months ended March 31, 2021.
5. Reflects the estimated annualized run-rate cost savings and cost synergies we expect to achieve in connection with the ProQuest Acquisition.

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47 Reconciliation of Non - GAAP Financial Measures Descriptions Adjusted EBITDA adjustments 1. Reflects costs incurred to complete business combination transactions, including acquisitions, dispositions and related capital market activities and include advisory, legal and other professional and consulting costs. 2. Reflects the deferred revenues adjustment as a result of purchase accounting . 3. Reflects primarily the net impact of foreign exchange gains and losses related to the re - measurement of balances and other items that do not reflect ProQuest’s ongoing operating performance. Twelve Months Ended March 31, 2021 (in millions) Net lncome 68.2$ Interest expense and amortization of debt discount, net 46.9 Provision (benefit) for income taxes 6.1 Depreciation and amortization 118.0 EBITDA 239.2$ Transaction related costs 14.8 Deferred revenues adjustment 5.5 Share-based compensation expense 4.8 Other (9.2) ProQuest Adjusted EBITDA 255.1$ The following table includes a reconciliation of ProQuest Adjusted EBITDA to ProQuest’s net income, its most directly comparable GAAP measure: 2 3 1

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